Exhibit 99.1

Codexis Reports Second Quarter 2026 Financial Results

Reports revenue of $14.9 million for the second quarter of 2026, company reiterates full-year financial guidance

Shared new advances in RNA therapeutic manufacturing at TIDES US showing that its ECO Synthesis® Manufacturing Platform exerts enzyme-driven stereoisomer control of siRNA

Completed successful equity capital raise of approximately $25 million in net proceeds

REDWOOD CITY, Calif., August 11, 2026 — Codexis, Inc. (NASDAQ: CDXS), a leading provider of enzymatic solutions for efficient and scalable manufacturing of complex therapeutics, today announced financial results for the second quarter ended June 30, 2026, and provided a business update.

“I am pleased with the strong financial results reported today for the second quarter of 2026,” stated Alison Moore, PhD, President and Chief Executive Officer of Codexis. “In May, we presented new data at the TIDES US annual meeting demonstrating how the ECO Synthesis® Manufacturing Platform enables control over stereochemistry in the manufacture of siRNA compounds which may enhance their potency and product quality. We also demonstrated our technology has the ability to initiate enzymatic RNA synthesis starting from a single nucleotide. In addition, our balance sheet was significantly strengthened by a capital raise of approximately $25 million in net proceeds, completed in July. We have made significant progress in the first half of 2026 in industrializing our ECO Synthesis Manufacturing Platform, and look forward to continued demonstration of the value of our technology to our customers in the second half.”

Second Quarter and Recent Business Highlights

•

Codexis hosted three key presentations at the 2026 TIDES US annual meeting that took place in May. These presentations demonstrated enzyme-driven stereoisomer control of siRNA using ECO Synthesis technology, the superior performance of Codexis ligase in siRNA ligation reactions, and the metrics of improved sustainability of the ECO Synthesis manufacturing platform compared to Solid-Phase Oligonucleotide Synthesis, the current industry manufacturing standard. These presentations have generated strong interest in both startup and established participants in the siRNA field.

•	The Company successfully completed an equity financing in July that raised a total of approximately $25 million in net proceeds, resulting in proforma cash of approximately $80 million.

Upcoming Milestones

•

The Company will be submitting its application for a building permit for its ECO GMP Manufacturing Center in preparation to commence retrofit construction during the second half of 2026. Full production capability is planned by the end of 2027. The purpose of this facility is to provide siRNA material for preclinical investigations and Phase 1 clinical trials.

•	Expand relationships with our CDMO partners with a goal of commencing an additional strategic partnership by the end of 2026.

•	Advance our partnerships with drug innovators toward clinical stage manufacturing agreements.

•

Continue our engagement with the FDA Emerging Technologies team to discuss ECO Synthesis-derived siRNA product quality, stereoisomer control, and product comparability in anticipation of a meeting with the Agency in the fourth quarter of 2026.

Second Quarter 2026 Financial Highlights

•

Total revenues were $14.9 million for the second quarter of 2026 compared to $15.3 million in the second quarter of 2025. The decrease was primarily due to lower research and development revenue. This was mostly offset by higher product revenue, driven by the approval and launch of new products by our customers with higher margins compared to more established products.

•

Product gross margin was 73% for the second quarter of 2026, compared to 72% in the second quarter of 2025. The increase in gross margin was largely due to a shift in sales toward more profitable products, and declines in less profitable, established products.

•

Research and Development expenses for the second quarter of 2026 were $11.7 million compared to $13.8 million in the second quarter of 2025. The decrease was primarily due to lower employee-related costs, reduced spending on outside services and lower lab supplies, partially offset by higher allocable costs.

•

Selling, General & Administrative expenses for the second quarter of 2026 were $10.9 million compared to $12.3 million in the second quarter of 2025. The decrease was primarily due to lower employee-related costs associated with reduced headcount, lower stock-based compensation expenses, and lower allocable costs, partially offset by higher facility-related expenses.

•	The net loss for the second quarter of 2026 was $12.0 million, or $0.13 per share, compared to a net loss of $13.3 million, or $0.16 per share, for the second quarter of 2025.

•

As of June 30, 2026, Codexis had $54.9 million in cash, cash equivalents, and short-term investments. After the close of the second quarter, Codexis successfully completed an equity financing that raised a total of approximately $25 million in net proceeds, resulting in proforma cash of approximately $80 million.

2026 Financial Guidance Reiterated

Codexis reiterated its full-year 2026 financial guidance as follows:

•	Total revenues are expected to be in the range of $72 million to $76 million. Gross margin for the year 2026 is expected to be in the high 60% range.

•

Codexis expects that its existing cash, cash equivalents, and short-term investments will be sufficient to fund its planned operations through the end of 2028. The financial guidance and cash runway projections include the expenses associated with the build out of the GMP production facility.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 pm ET. A live webcast will be available on the Investors section of the Company website at ir.codexis.com. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website, beginning approximately two hours after the completion of the call.

About Codexis

Codexis® is a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, leveraging its proprietary CodeEvolver® technology to discover, develop and enhance novel, high-performance enzymes. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis® Manufacturing Platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing, and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “forecast,” “guidance,” “look forward to,” “milestone,” “on track,” “outlook,” “project,” “runway,” “seek,” “should,” “suggest,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management. These forward-looking statements include, but are not limited to, statements regarding anticipated milestones, including anticipated product launches by Codexis’ customers, technical milestones, data releases and public announcements related thereto; Codexis’ expectation that its existing cash, cash equivalents and short-term investments will be sufficient to fund its planned operations through the end of 2028, including the expenses associated with the build out of its GMP production facility; Codexis’ 2026 financial guidance, including its revenue and gross margin guidance; the anticipated submission of Codexis’ application for a building permit for its ECO GMP Manufacturing Center and the timing thereof; the receipt of required permits and approvals for, and the timing, cost and completion of, the retrofit construction of Codexis’ ECO GMP Manufacturing Center, the anticipated commencement of retrofit construction in the second half of 2026 and the achievement of full production capability by the end of 2027, and the intended use of the facility to supply siRNA material for preclinical investigations and Phase 1 clinical trials; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements; Codexis’ ability to expand relationships with CDMO partners and to commence an additional strategic partnership by the end of 2026; Codexis’ continued engagement with the FDA’s Emerging Technologies team and the anticipated timing of a meeting with the Agency in the fourth quarter of 2026; and the anticipated benefits, performance, sustainability and commercial potential of Codexis’ ECO Synthesis® Manufacturing Platform and dsRNA ligase, including the potential effect of enzyme-driven stereoisomer control on the potency and product quality of siRNA compounds and the anticipated level of customer interest in and adoption of Codexis’ technology. The forward-looking statements in this press release are subject to the safe harbor created by these sections, speak only as of the date of this press release, and are qualified by the cautionary statements set forth below. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators and the risk that collaborators may terminate their development programs under their respective license agreements with Codexis; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to successfully develop and commercialize new technology and products for its target markets, including its ECO Synthesis® manufacturing platform and dsRNA ligase; the risk that competitors and potential competitors who have greater resources and experience than Codexis may develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements and to establish strategic partnerships with CDMOs; the timing, cost and successful completion of the retrofit construction of Codexis’ GMP facility and the risk that the facility may not achieve operational readiness on the anticipated timeline; the risk that the FDA or other regulatory authorities may not accept enzymatically synthesized oligonucleotides or that the regulatory pathway for ECO Synthesis-derived products may be longer or more uncertain than anticipated; risks relating to Codexis’ dependence on its GMP facility, and the risk of delays or cost overruns in obtaining permits and approvals, procuring equipment with long lead times, or completing construction; the concentration of Codexis’ revenue in a limited number of contracts and milestones; Codexis’ potential need for additional capital in the future in order to expand its business, the risk that additional capital may not be available on acceptable terms or at all; Codexis’ ability to comply with debt covenants under its loan facility and to satisfy scheduled principal and interest payment obligations, and the effect of the terms of that facility on Codexis’ liquidity and operating flexibility; risks relating to Codexis’ ability to obtain, maintain, defend and enforce patents, trade secrets and other intellectual property rights covering its technologies, and the risk of intellectual property infringement claims by third parties; Codexis’ dependence on key personnel and its ability to attract and retain qualified employees; Codexis’ reliance on third-party suppliers of nucleotides, reagents and other materials; risks relating to cybersecurity incidents and data integrity; volatility in the market price of Codexis’ common stock and its ability to maintain compliance with Nasdaq listing requirements; Codexis’ ability to accurately forecast financial and operational performance; the impact of market, political and economic conditions on Codexis’ business, financial condition and share price; and the impact of international trade policies, including tariffs, sanctions and trade barriers, on Codexis’ business. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 11, 2026, and in Codexis’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, to be filed with the SEC, in each case including under the caption “Risk Factors,” and in Codexis’ other filings with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results presented in this press release are not necessarily indicative of Codexis’ operating results for any future periods.

For More Information

Investor Contact

Georgia Erbez

(650) 421-8100

ir@codexis.com

Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Product revenue	$13,218	$7,380	$20,409	$13,439
Research and development revenue	1,697	7,948	9,754	9,432

Total revenues	14,915	15,328	30,163	22,871
Costs and operating expenses:
Cost of product revenue	3,512	2,098	5,576	4,830
Research and development	11,705	13,775	23,153	26,717
Selling, general and administrative	10,927	12,317	20,706	24,672

Total costs and operating expenses	26,144	28,190	49,435	56,219

Loss from operations	(11,229)	(12,862)	(19,272)	(33,348)
Interest income	535	584	1,200	1,335
Interest and other expense, net	(1,301)	(984)	(2,591)	(1,926)

Loss before income taxes	(11,995)	(13,262)	(20,663)	(33,939)
Provision for income taxes	10	10	46	21

Net loss	$(12,005)	$(13,272)	$(20,709)	$(33,960)

Net loss per share, basic and diluted	$(0.13)	$(0.16)	$(0.23)	$(0.40)
Weighted average common stock shares used in computing net loss per share, basic and diluted	91,053	85,389	90,911	83,908

Codexis, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(12,005)	$(13,272)	$(20,709)	$(33,960)
Other comprehensive loss:
Unrealized loss on available-for-sale short-term investments, net of tax	(2)	(17)	(21)	(55)

Comprehensive loss	$(12,007)	$(13,289)	$(20,730)	$(34,015)

Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$27,172	$50,793
Restricted cash, current	422	478
Short-term investments	27,746	27,416
Financial assets:
Accounts receivable	6,545	8,757
Contract assets	4,340	492
Unbilled receivables	805	1,480

Total financial assets	11,690	10,729
Less: allowances	(43)	(43)

Total financial assets, net	11,647	10,686
Inventories	1,602	1,817
Prepaid expenses and other current assets	3,327	5,626

Total current assets	71,916	96,816
Restricted cash	1,612	1,612
Investment in non-marketable equity securities	2,498	2,498
Right-of-use assets - Operating leases, net	28,618	30,501
Property and equipment, net	11,907	13,024
Goodwill	2,463	2,463
Other non-current assets	1,041	883

Total assets	$120,055	$147,797

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,609	$1,554
Accrued compensation	6,324	11,042
Other accrued liabilities	3,365	2,768
Current portion of lease obligations - Operating leases	3,294	2,944
Current portion of long term debt	7,057	—
Deferred revenue	862	7,009

Total current liabilities	23,511	25,317
Deferred revenue, net of current portion	—	360
Long-term lease obligations - Operating leases	28,417	30,159
Long-term debt	33,819	40,105
Other long-term liabilities	1,350	1,327

Total liabilities	87,097	97,268
Stockholders’ equity:
Common stock	9	9
Additional paid-in capital	660,451	657,292
Accumulated other comprehensive income	(13)	8
Accumulated deficit	(627,489)	(606,780)

Total stockholders’ equity	32,958	50,529

Total liabilities and stockholders’ equity	$120,055	$147,797